                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           EASTGROUP PROPERTIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                          [EASTGROUP PROPERTIES LOGO]

                           EASTGROUP PROPERTIES, INC.
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195

                                 April 25, 2005

Dear Stockholder:

     You are cordially invited to the 2005 Annual Meeting of stockholders of EastGroup Properties, Inc. (the "Company"), to be held on June 2, 2005 at 9:00 a.m., Jackson time, at the Company's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi.

     Stockholders will be asked to vote on the election of seven directors of the Company, to ratify the adoption of the 2005 Directors Equity Incentive Plan and to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The proposed transactions are important to you as a stockholder. Therefore, whether or not you plan to attend the 2005 Annual Meeting, I urge you to give your immediate attention to voting. Please review the enclosed materials, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

                                          Very truly yours,

                                          /s/ Leland R. Speed
                                          LELAND R. SPEED
                                          Chairman of the Board of Directors

                          [EASTGROUP PROPERTIES LOGO]

                           EASTGROUP PROPERTIES, INC.
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 2, 2005

To the Stockholders:

     Notice is hereby given that the 2005 Annual Meeting of Stockholders of EastGroup Properties, Inc. (the "Company") will be held at the Company's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, on Thursday, June 2, 2005 at 9:00 a.m., Jackson time. At this meeting, the shareholders will be asked to act on the following matters:

          1. To elect seven directors of the Company;

          2. To ratify the adoption of the 2005 Directors Equity Incentive Plan; and

          3. To transact such other business as may properly come before the 2005 Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 14, 2005 are entitled to notice of and to vote at the 2005 Annual Meeting and any adjournment thereof.

     The prompt return of your proxy will avoid delay and save the expense involved in further communication. The proxy may be revoked by you at any time prior to its exercise, and the giving of your proxy will not affect your right to vote in person if you wish to attend the 2005 Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ N. Keith McKey
                                          N. KEITH MCKEY
                                          Executive Vice President, Chief
                                          Financial Officer,
                                          Treasurer and Secretary

DATED: April 25, 2005

     THIS IS AN IMPORTANT MEETING. STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE 2005 ANNUAL MEETING.........    1
  Why did I receive this proxy?.............................    1
  Who is entitled to vote?..................................    1
  What is the quorum for the Annual Meeting?................    1
  How many votes do I have?.................................    1
  How do I vote?............................................    1
  How do I vote my shares that are held by my broker?.......    1
  What am I voting on?......................................    2
  Will there be any other items of business on the
     agenda?................................................    2
  How many votes are required to act on the proposals?......    2
  How are votes counted?....................................    2
  What happens if I return my proxy card without voting on
     all proposals?.........................................    2
  Will anyone contact me regarding this vote?...............    2
  Who has paid for this proxy solicitation?.................    3
  May stockholders ask questions at the Annual Meeting?.....    3
  How do I submit a proposal for the 2006 Annual Meeting?...    3
  What does it mean if I receive more than one proxy
     card?..................................................    3
  When was this proxy statement mailed?.....................    3
  Can I find additional information on the Company's
     website?...............................................    3
PROPOSAL ONE: ELECTION OF DIRECTORS.........................    3
  Nominees for Election as Directors........................    4
  Independent Directors.....................................    5
BOARD COMMITTEES............................................    5
  Audit Committee...........................................    5
  Compensation Committee....................................    5
  Nominating and Corporate Governance Committee.............    6
  Board Attendance at Meetings..............................    6
  Stockholder Communication With the Board..................    6
  Compensation of Directors.................................    7
  Report of the Audit Committee.............................    7
COMPENSATION OF EXECUTIVE OFFICERS..........................    8
  Report of the Compensation Committee......................    8
  Compensation Committee Interlocks.........................   10
  Performance Graph.........................................   10
  Executive Officers........................................   11
  Executive Compensation....................................   12
  Change in Control Agreements..............................   13
  Equity Compensation Plan Information......................   14

OWNERSHIP OF COMPANY STOCK..................................   15
  Security Ownership of Certain Beneficial Owners...........   15
  Security Ownership of Management..........................   16
  Ownership Guidelines for Directors and Officers...........   17
  Section 16(a) Beneficial Ownership Reporting Compliance...   18
CERTAIN TRANSACTIONS AND RELATIONSHIPS......................   18
PROPOSAL TWO: THE 2005 DIRECTORS EQUITY INCENTIVE PLAN......   18
PROPOSAL THREE: OTHER MATTERS...............................   19
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM...............   20
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF
  STOCKHOLDERS..............................................   20
  Proposals for the Company's Proxy Material................   20
  Proposals to be Introduced at the Annual Meeting but not
     Intended to be Included in the Company's Proxy
     Material...............................................   21

                          [EASTGROUP PROPERTIES LOGO]

                                PROXY STATEMENT

                             QUESTIONS AND ANSWERS
                         ABOUT THE 2005 ANNUAL MEETING

WHY DID I RECEIVE THIS PROXY?

     The Board of Directors of EastGroup Properties, Inc. (the "Company") is soliciting proxies to be voted at the Annual Meeting of Stockholders. The Annual Meeting will be held Thursday, June 2, 2005, at 9:00 a.m. Jackson time, at the Company's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi. This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote.

WHO IS ENTITLED TO VOTE?

     All stockholders of record as of the close of business on Thursday, April 14, 2005 (the "Record Date") are entitled to vote at the Annual Meeting.

WHAT IS THE QUORUM FOR THE ANNUAL MEETING?

     A quorum at the Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of Common Stock outstanding. No business may be conducted at the Annual Meeting if a quorum is not present. As of the Record Date, 21,920,822 shares of Common Stock were issued and outstanding.

HOW MANY VOTES DO I HAVE?

     Each share of Common Stock outstanding on the Record Date is entitled to one vote on each item submitted to you for consideration.

HOW DO I VOTE?

     - By Mail: Vote, sign, date your card and mail it in the postage-paid envelope

     - In Person: At the Annual Meeting

HOW DO I VOTE MY SHARES THAT ARE HELD BY MY BROKER?

     If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you.

WHAT AM I VOTING ON?

     You will be voting on the following proposals:

     - Proposal One: The election of seven Directors of the Company

     - Proposal Two: The ratification of the adoption of the 2005 Directors Equity Incentive Plan (the "2005 Plan")

WILL THERE BE ANY OTHER ITEMS OF BUSINESS ON THE AGENDA?

     We do not expect any other items of business because the deadline for stockholder proposals and nominations has passed. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to David H. Hoster II and N. Keith McKey with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED TO ACT ON THE PROPOSALS?

     The holder of each outstanding share of Common Stock is entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of stockholders.

     Pursuant to the Company's Bylaws, directors will be elected by a plurality of all the votes cast at the Annual Meeting with each share being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.

     Ratification of the adoption of the 2005 Plan requires the affirmative vote of a majority of all the votes cast at the Annual Meeting, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal as required by the New York Stock Exchange listing standards.

HOW ARE VOTES COUNTED?

     For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote. For purposes of the vote on the ratification of the adoption of the 2005 Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

WHAT HAPPENS IF I RETURN MY PROXY CARD WITHOUT VOTING ON ALL PROPOSALS?

     When the proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If the signed card is returned with no direction on a proposal, the proxy will be voted in favor of (FOR) Proposals One and Two.

WILL ANYONE CONTACT ME REGARDING THIS VOTE?

     The Company has retained InvestorCom, Inc. to assist with the solicitation of proxies and will pay InvestorCom, Inc. a fee of $7,500 plus reimbursement of out-of-pocket expenses for its services. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

WHO HAS PAID FOR THIS PROXY SOLICITATION?

     The Company has paid the entire expense of this proxy statement and any additional materials furnished to stockholders.

MAY STOCKHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?

     Yes. There will be time allotted at the end of the meeting when Company representatives will answer questions from the floor.

HOW DO I SUBMIT A PROPOSAL FOR THE 2006 ANNUAL MEETING?

     If a stockholder wishes to have a proposal considered for inclusion in the proxy statement prior to the 2006 Annual Meeting, he or she must submit the proposal in writing to the Company (Attention: Secretary) so that it is received by December 27, 2005. Stockholders are also advised to review the Company's Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and Director nominations.

     The Board of Directors of the Company will review any stockholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2006 Annual Meeting. In addition, the persons named in the proxies retain the discretion to vote proxies on matters of which the Company is not properly notified in accordance with the advance notice provisions contained in the Company's Bylaws, and also retain such authority under certain other circumstances.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.

WHEN WAS THIS PROXY STATEMENT MAILED?

     This proxy statement, the enclosed proxy card and the Annual Report were mailed to stockholders beginning on or about April 25, 2005.

CAN I FIND ADDITIONAL INFORMATION ON THE COMPANY'S WEBSITE?

     Yes. Our website is located at www.eastgroup.net. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of conduct, corporate governance guidelines, charters of board committees and reports that we file with the SEC. A copy of our code of conduct, corporate governance guidelines and each of the charters of our board committees may be obtained free of charge by writing to EastGroup Properties, Inc., 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195, Attention: Investor Relations.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

     In accordance with the Bylaws of the Company, the Board of Directors has by resolution fixed the number of directors to be elected at the Annual Meeting at seven. Our Board of Directors currently consists of D. Pike Aloian, Alexander G. Anagnos, H.C. Bailey, Jr., Hayden C. Eaves III, Fredric H. Gould, David M. Osnos, Leland R. Speed and David H. Hoster II. The terms of office of each of our directors expire at the Annual Meeting.

Mr. Anagnos has served as a director since 1994 and has indicated that he will retire from the Company's Board of Directors prior to the Annual Meeting. Based on the recommendation of our Nominating and Corporate Governance Committee, the incumbent directors other than Mr. Anagnos have been nominated for election at the Annual Meeting as directors for one-year terms, to hold office until the 2006 Annual Meeting and until their successors are elected and qualified.

     No security holder that held a beneficial ownership interest in the Company's stock of 5% or more for at least one year recommended any candidates to serve on the Board of Directors.

     If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

     Pursuant to the Company's Bylaws, directors will be elected by a plurality of all the votes cast at the Annual Meeting with each share being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

     The Board of Directors unanimously recommends that shareholders vote "FOR" the election of each of the nominees.

NOMINEES FOR ELECTION AS DIRECTORS

     The following provides certain information regarding the nominees for election to the Company's Board of Directors. Each individual's name, position with the Company and principal occupation and business experience for the past five years is provided and, unless otherwise stated, each nominee has held the position indicated for at least the past five years.

     D. PIKE ALOIAN, Age 50 -- Mr. Aloian is a Managing Director of Rothschild Realty Inc. (real estate advisory and investment management services). He has served as a Director of the Company since 1999. Mr. Aloian also serves on the board of directors of CRT Properties, Inc. and Brandywine Realty Trust.

     H.C. BAILEY, JR., Age 65 -- Mr. Bailey is Chairman and President of H. C. Bailey Company (real estate development and investment). He has served as a Director of the Company since 1980.

     HAYDEN C. EAVES III, Age 59 -- Mr. Eaves is President of Hayden Holdings, Inc. (real estate investment) and Managing Director of Investment Development Services, Inc. (real estate management). He has served as a Director of the Company since 2002.

     FREDRIC H. GOULD, Age 69 -- Mr. Gould is General Partner of Gould Investors, L.P., Chairman of BRT Realty Trust and Chairman of One Liberty Properties, Inc. He has served as a Director of the Company since 1998.

     DAVID H. HOSTER II, Age 59 -- Mr. Hoster is the Chief Executive Officer of the Company and has served in that capacity since 1997. He has served as President of the Company and as a Director since 1993.

     DAVID M. OSNOS, Age 73 -- Mr. Osnos is Of Counsel to (and, until December 31, 2002, partner in) the law firm of Arent Fox PLLC. He has served as a Director of the Company since 1993. Mr. Osnos also serves on the board of directors of VSE Corporation and Washington Real Estate Investment Trust.

     LELAND R. SPEED, Age 72 -- Mr. Speed has served as the Chairman of the Board of the Company since 1983 and a Director since 1978. He is also Chairman of the Board of Parkway Properties, Inc. He served as Chief

Executive Officer of the Company and Parkway Properties, Inc. until 1997. Mr. Speed is not involved in the operation of the business of either company on a day-to-day basis. Rather, he consults with management of both companies on issues with respect to which such management seeks his advice and input. He allocates his time between the two companies depending on which company desires his input at a particular time. Since January 2004, Mr. Speed has served as the Executive Director of the Mississippi Development Authority, the State of Mississippi's lead economic development agency.

INDEPENDENT DIRECTORS

     Under the enhanced corporate governance standards of the New York Stock Exchange ("NYSE"), at least a majority of the Company's Directors, and all of the members of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, must meet the test of "independence" as defined by the NYSE. The NYSE standards provide that to qualify as an "independent" director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors has determined that each current director, other than Mr. Speed, the Company's Chairman, and Mr. Hoster, the Company's President and Chief Executive Officer, satisfies the bright line criteria and that none has a relationship with the Company that would interfere with such person's ability to exercise independent judgment as a member of the Company's Board.

                                BOARD COMMITTEES

     The Board of Directors has three standing committees, with each committee described below. The members of each committee are also listed below.

AUDIT COMMITTEE

     The Audit Committee of the Company's Board of Directors currently consists of Messrs. Aloian, Gould and Osnos. The Audit Committee met nine times during the Company's 2004 fiscal year. The charter of the Audit Committee is attached as Appendix A and is available on the Company's website (www.eastgroup.net) under "About Us." The Audit Committee oversees the financial reporting of the Company, including the audit by the Company's independent public accountants. Each member of the Audit Committee is "independent" as that term is defined in the New York Stock Exchange listing standards. Mr. Aloian and Mr. Gould have been designated as the Company's "Audit Committee financial experts" in accordance with the SEC rules and regulations, and the Board has determined that they have accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. See "Report of the Audit Committee" below.

COMPENSATION COMMITTEE

     The Compensation Committee of the Company's Board of Directors currently consists of Messrs. Anagnos, Bailey and Eaves. All of the members of the Compensation Committee are "independent" as that term is defined in the New York Stock Exchange listing standards. Mr. Anagnos has indicated that he will retire from the Company's Board of Directors prior to the Annual Meeting. At that time, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, will appoint another independent director to the Compensation Committee. The charter of the Compensation Committee is available on the Company's website (www.eastgroup.net) under "About Us." The Compensation Committee's function is to review and recommend to the Board of Directors appropriate executive compensation policy and compensation of the Company's directors and officers. The Compensation Committee also reviews and makes recommendations with respect to executive and employee benefit plans and programs. See "Report of the Compensation Committee" below. The Compensation Committee met two times during the Company's 2004 fiscal year.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Nominating and Corporate Governance Committee of the Company's Board of Directors currently consists of Messrs. Aloian, Bailey and Osnos. The Nominating and Corporate Governance Committee met three times during the Company's 2004 fiscal year. Each of the members of the Nominating and Corporate Governance Committee is "independent" as defined in the listing standards of the New York Stock Exchange. As set forth in its charter, the responsibilities of the Nominating and Corporate Governance Committee include assessing Board membership needs and identifying, screening, recruiting, and presenting director candidates to the Board, implementing policies regarding corporate governance matters, making recommendations regarding committee memberships and evaluation of the Board and management. The charter of the Nominating and Corporate Governance Committee is available at www.eastgroup.net under "About Us."

     The Board of Directors has adopted Corporate Governance Guidelines. The guidelines are available at www.eastgroup.net under "About Us." Under the guidelines, the Nominating and Corporate Governance Committee will take into account stockholder input with respect to processes and criteria for director selection; as such, stockholders may influence the composition of the Board. Under this principle, the Nominating and Corporate Governance Committee will consider written recommendations for potential nominees suggested by stockholders. Any such person will be evaluated in the same manner as any other potential nominee for director. Any suggestion for a nominee for director by a stockholder should be sent to the Company's Secretary at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201, within the time periods set forth under "Stockholder Proposals for the 2006 Annual Meeting of Stockholders."

     In identifying suitable candidates for nomination as a director, the Nominating and Corporate Governance Committee will consider the needs of the Board and the range of skills and characteristics required for effective functioning of the Board. In evaluating such skills and characteristics, the Nominating and Corporate Governance Committee may take into consideration such factors as it deems appropriate, including those included in the Corporate Governance Guidelines. The Nominating and Corporate Governance Committee will consider nominees suggested by incumbent Board members, management, stockholders and, in certain circumstances, outside search firms.

BOARD ATTENDANCE AT MEETINGS

     The Board of Directors held five meetings during the Company's 2004 fiscal year. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served. The Company's Corporate Governance Guidelines provide that all directors are expected to regularly attend all meetings of the Board and the Board committees on which he serves. In addition, each director is expected to attend the Annual Meeting of Stockholders. In 2004, the Annual Meeting of Stockholders was attended by three of the directors.

STOCKHOLDER COMMUNICATION WITH THE BOARD

     The Board of Directors has appointed David M. Osnos as "Lead Independent Director." In that capacity, he presides over the meetings of the non-management directors of the Company. Stockholders and other parties interested in communicating directly with the Lead Independent Director or with the non-management directors as a group may do so by writing to David M. Osnos, Lead Independent Director, EastGroup Properties, Inc., 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201. Correspondence so addressed will be forwarded directly to Mr. Osnos.

COMPENSATION OF DIRECTORS

     Under the Company's standard compensation arrangements with directors (except Mr. Speed and Mr. Hoster who are salaried officers), directors are paid a monthly stipend of $1,875. In addition, they are paid $1,500 plus reimbursement of expenses for attendance at each meeting of the Board of Directors and $1,000 plus reimbursement of expenses for each meeting of a committee established by the Board of Directors.

     If the 2005 Directors Equity Incentive Plan is ratified by the stockholders, a non-employee director will receive an automatic award of shares of Common Stock annually, on the date of the annual meeting of stockholders, equal to $10,000 divided by the fair market value of the Company's Common Stock on such date. Each new non-employee director appointed or elected will receive an automatic award of restricted shares of Common Stock on the effective date of election or appointment equal to $20,000 divided by the fair market value of the Company's Common Stock on such date. These restricted shares vest over a four-year period upon the performance of future service as a director, subject to certain exceptions.

REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

     The Audit Committee of the Company is composed of three directors, each of whom meets the current independence and experience requirements of the NYSE and the SEC. The Audit Committee operates under a written charter which was amended and restated on March 15, 2005. A complete copy of the Audit Committee charter is attached as Appendix A to this Proxy Statement and listed on the Company's website at www.eastgroup.net. The Board has determined that D. Pike Aloian and Fredric H. Gould are "Audit Committee financial experts" as defined in the current rules of the SEC.

     Management is primarily responsible for the Company's financial statements and reporting process. The Company's independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles in the United States of America ("GAAP") and for issuing a report on those statements. The Audit Committee oversees the financial reporting process on behalf of the Board. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures.

     The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. Those meetings include, whenever appropriate, executive sessions with KPMG without management being present. The Committee met nine times during 2004, including five executive sessions with KPMG. In the course of fulfilling its oversight responsibilities, the Committee met with both management and KPMG to review and discuss all annual financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with KPMG matters required to be discussed, pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, including the reasonableness of judgments and the clarity and completeness of financial disclosures. In addition, the Audit Committee discussed with KPMG matters relating to its independence and has received from KPMG the written disclosures and letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     On the basis of the reviews and discussions the Committee has had with KPMG and management, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

                                          Submitted by:

                                          THE AUDIT COMMITTEE

                                               D. Pike Aloian
                                               Fredric H. Gould
                                               David M. Osnos

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE COMPENSATION COMMITTEE

     The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

     The Compensation Committee of the Board of Directors for 2004 consisted of Messrs. Anagnos, Bailey and Eaves.

Compensation Philosophy

     The Compensation Committee believes that base compensation to the executive officers of the Company should be commensurate with salary levels for other real estate companies and the officer's level of responsibility. The Compensation Committee has determined that the primary goals of the Company's compensation policies should be as follows:

     - To strengthen the mutuality of interest between management and stockholders through the use of incentive compensation directly related to short-term and long-term corporate performance and through the use of the stock-based incentives that result in increased Common Stock ownership by executive officers. The Committee measures short-term and long-term corporate performance based on the achievement of specific operating and financial objectives, including total stockholder return and funds from operations ("FFO") per share.

     - To provide total compensation opportunities for executive officers which are competitive with those provided to persons in similar positions with which the Company competes for employees.

Compensation Program

     The Compensation Committee recently restructured the executive compensation program. The Compensation Committee, with the help of a compensation consultant, conducted studies of the compensation policies of comparable companies and also the unique needs of the Company, its executives and its stockholders. The revised executive compensation program has four components:

     - Base compensation

     - Annual cash bonus

     - Annual long-term incentive

     - Multi-year long-term incentive

     Base Compensation. The most important factor in setting base compensation of the Company's executive officers is the level of compensation paid by other real estate companies of comparable size.

     Annual Cash Bonus. The amount of the annual cash bonus is based upon the amount of the Company's FFO per share compared to threshold, target and maximum FFO goals set by the Compensation Committee and a bonus payment objective for each officer. The Compensation Committee determined the FFO goals for different levels of bonus payments after an analysis of the Company's internally prepared estimate of FFO for 2004 and the estimates of 2004 FFO prepared by independent securities analysts who follow the Company. The Compensation Committee believed that the achievement of the target FFO goal or more would benefit the Company's stockholders, and that the Named Officers should be rewarded for the benefit to stockholders. The Company's 2004 FFO exceeded the target FFO goal set by the Compensation Committee. Accordingly, the bonus payments set forth in the Summary Compensation Table were paid to the executive officers of the Company.

     Annual Long-Term Incentive. The Compensation Committee also awarded the executive officers an annual long-term incentive award based upon the Company's
(i) FFO growth as compared to the FFO growth of peer companies and (ii) its absolute FFO growth. These awards were made in the form of restricted stock grants that vest one-third each on the date of grant, January 1, 2006 and January 1, 2007. The Compensation Committee made restricted stock awards to the executives as set forth in the Summary Compensation Table. The Compensation Committee believes that a payment of annual long-term incentive compensation in the form of restricted stock awards further aligns the interest of the Company and its stockholders by giving the executive officers a greater equity interest in the Company.

     Multi-Year Long-Term Incentive. The Compensation Committee has created a plan for the grant of future awards of compensation in the form of restricted stock to the executive officers based upon the Company's average annual total return to stockholders ("TSR") for the three-year period ending December 31, 2005. If made, these awards will also be in the form of equity grants that will vest over a three-year period ending in 2008. The awards will be based one-half on the Company's absolute TSR performance during the three-year period ended December 31, 2005 and one-half based on the Company's TSR performance relative to a peer group of real estate investment trusts for such period. As of December 31, 2004, EastGroup was exceeding both the absolute and relative target performance criteria that the Compensation Committee had under consideration. If the Company maintains its current absolute and relative performance in 2005, the Compensation Committee estimates that approximately 77,000 shares will be awarded to the executive officers as equity grants under this three-year program. Any grants, however, will be made by the Committee in its sole discretion. The number of shares included in each equity grant will vary from officer to officer, but will be based upon a dollar amount divided by $25.50, which was the price of a share of the Company's Common Stock on January 1, 2003, the beginning of the three-year period.

CEO Compensation

     The Compensation Committee considered a number of factors in setting the base compensation of Mr. Hoster, the Company's Chief Executive Officer, the most important of which were the level of compensation paid to the chief executive officers of other real estate companies of comparable size, the success of the Company's strategy of acquiring, developing and operating industrial properties, the Company's total return to stockholders and his importance in delineating and implementing the Company's strategies. Based upon all relevant factors, the Compensation Committee believes that Mr. Hoster's total compensation is reasonable.

Compensation Deductibility Policy

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the Company's CEO and to each of the other four highest paid executive officers, unless the compensation is performance based and satisfies other conditions. Our policy is to maximize the deductibility of compensation but does not preclude awards or payments that are not fully deductible if, in our judgment, such awards and payments are necessary to achieve our compensation objectives and to protect shareholder interests.

                                          THE COMPENSATION COMMITTEE

                                               Alexander G. Anagnos
                                               H. C. Bailey, Jr.
                                               Hayden C. Eaves III

COMPENSATION COMMITTEE INTERLOCKS

     As noted above, the Compensation Committee is comprised of three independent Directors: Messrs. Anagnos, Bailey and Eaves. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors, nor has such interlocking relationship existed in the past.

PERFORMANCE GRAPH

     The following graph compares, over the five years ended December 31, 2004, the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Index ("S&P 500") and the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT Equity").

                                    [GRAPH]

                                                    FISCAL YEARS ENDED DECEMBER 31,
                                          ---------------------------------------------------
                                           1999     2000     2001     2002     2003     2004
                                          ------   ------   ------   ------   ------   ------
The Company                               100.00   129.90   144.84   172.29   234.02   292.45
S&P 500                                   100.00    90.90    80.09    62.39    80.29    89.02
NAREIT Equity                             100.00   126.37   143.97   149.47   204.98   269.70

* Assumes that the value of the investment in shares of the Company's Common Stock and each index was $100 on December 31, 1999 and that all dividends were reinvested.

EXECUTIVE OFFICERS

     The following provides certain information regarding the executive officers of the Company. Each individual's name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each officer and, unless otherwise stated, each person has held the position indicated for at least the past five years. There are no family relationships between any of the directors or executive officers of the Company.

     LELAND R. SPEED, Age 72 -- Mr. Speed has served as the Chairman of the Board of the Company since 1983 and a Director since 1978. He is also Chairman of the Board of Parkway Properties, Inc. He served as Chief Executive Officer of the Company and Parkway Properties, Inc. until 1997. Mr. Speed is not involved in the operation of the business of either company on a day-to-day basis. Rather, he consults with management of both companies on issues with respect to which such management seeks his advice and input. He allocates his time between the two companies depending on which company desires his input at a particular time. Since January 2004, Mr. Speed has served as the Executive Director of the Mississippi Development Authority, the State of Mississippi's lead economic development agency.

     DAVID H. HOSTER II, Age 59 -- Mr. Hoster is the Chief Executive Officer of the Company and has served in that capacity since 1997. He has served as President of the Company and as a Director since 1993.

     N. KEITH MCKEY, Age 54 -- Mr. McKey has served as the Company's Executive Vice President since 1993, Chief Financial Officer and Secretary since 1992 and Treasurer since 1997.

     WILLIAM D. PETSAS, Age 47 -- Mr. Petsas has been a Senior Vice President of the Company since 2000. From 1994 until 2000, he was a Vice President of ProLogis (an industrial real estate investment trust).

     C. BRUCE CORKERN, Age 43 -- Mr. Corkern has served as a Senior Vice President and Controller of the Company since 2000. From 1990 until 2000, he was the Vice President of Finance of Time Warner Cable (Jackson/Monroe Division).

     JOHN F. COLEMAN, Age 45 -- Mr. Coleman has been a Senior Vice President of the Company since 2001. From 1999 until 2001, he was a Senior Vice President of Duke Realty Corporation (an industrial/office real estate investment trust).

     BRENT W. WOOD, Age 35 -- Mr. Wood has been a Senior Vice President of the Company since 2003. He was a Vice President of the Company from 2000 to 2003, a Senior Asset Manager of the Company from 1997 to 1999 and Assistant Controller from 1996 to 1997.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation awarded, earned by, or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Officers") during the last three fiscal years.

                                                                 LONG TERM
                                                                COMPENSATION
                                                          ------------------------
                                                                   AWARDS
                                                          ------------------------
                                  ANNUAL COMPENSATION     RESTRICTED    SECURITIES
NAME AND                          --------------------      STOCK       UNDERLYING      ALL OTHER
PRINCIPAL POSITION         YEAR    SALARY      BONUS        AWARDS       OPTIONS     COMPENSATION (4)
------------------         ----   --------    --------    ----------    ----------   ----------------
David H. Hoster II.......  2004   $365,000    $296,000     $384,000(2)     -0-           $18,556
  President and            2003    335,000     247,000      222,600(3)     -0-            15,806
  Chief Executive Officer  2002    325,000      73,125(1)       -0-        -0-            17,237
N. Keith McKey...........  2004    250,000     164,000      269,000(2)     -0-            17,716
  Executive Vice
     President,            2003    215,000     125,000      157,800(3)     -0-            14,966
  Chief Financial
     Officer,              2002    215,000      37,625(1)       -0-        -0-            16,424
  Treasurer and Secretary
John F. Coleman..........  2004    215,000      68,000      177,000(2)     -0-            17,622
  Senior Vice President    2003    200,000      57,000      101,100(3)     -0-            16,420
                           2002    185,000      38,500          -0-        -0-             5,900
William D. Petsas........  2004    215,000      69,000      177,000(2)     -0-            17,380
  Senior Vice President    2003    200,000      58,500      101,100(3)     -0-            16,630
                           2002    200,000      40,625          -0-        -0-            16,123
Brent W. Wood............  2004    140,000      44,000      108,000(2)     -0-            15,673
  Senior Vice President    2003    125,000(5)   30,000          -0-        -0-            13,250

---------------

(1) This is the amount of incentive compensation payable to the Named Officer under the 1994 Incentive Plan. In 2002, this amount was paid 60% in cash and 40% in shares of Common Stock.

(2) This represents the value of restricted shares granted to the Named Officer on March 14, 2005. The restricted shares vest one-third on the date of grant, one-third on January 1, 2006 and one-third on January 1, 2007.

(3) This represents the value of restricted shares granted to the Named Officer on March 17, 2004. The restricted shares vest one-third on the date of grant, one-third on January 1, 2005 and one-third on January 1, 2006.

(4) This is the Company's discretionary contribution and matching contribution to its 401(k) Plan for the Named Officer's benefit and the amount of premium paid by the Company for group term life insurance on the Named Officer's life.

(5) Mr. Wood became an executive officer of the Company in 2003.

Option Grants

     No options were granted to the Named Officers during the year ended December 31, 2004.

Option Exercises and Year-End Values

     No options were exercised by Messrs. McKey and Wood during 2004. The following table shows the value realized by Messrs. Hoster, Coleman and Petsas upon the exercise of options, and the year-end value of unexercised in-the-money options held by the Named Officers at the fiscal year-end. Year-end values are based upon the closing price of shares of Common Stock on the New York Stock Exchange, Inc. on December 31, 2004 ($38.32).

                AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                      SHARES                                           VALUE OF UNEXERCISED
                                     ACQUIRED      VALUE      NUMBER OF UNEXERCISED        IN-THE-MONEY
                                    ON EXERCISE   REALIZED   OPTIONS AT 12/31/04 (1)   OPTIONS AT 12/31/04
                                    -----------   --------   -----------------------   --------------------
David H. Hoster II................    49,814      $936,604            121,605               $2,171,782
  President and
  Chief Executive Officer
N. Keith McKey....................       N/A           N/A                  0               $        0
  Executive Vice President,
  Chief Financial Officer,
  Treasurer and Secretary
John F. Coleman...................     8,000       108,480              6,000               $   91,620
  Senior Vice President
William D. Petsas.................     7,000       107,664              2,000               $   35,264
  Senior Vice President
Brent W. Wood.....................       N/A           N/A              8,000               $  138,685
  Senior Vice President

---------------

(1) These options represent options granted to the Named Officer under the 1994 Incentive Plan. All of these options are currently exercisable.

CHANGE IN CONTROL AGREEMENTS

     The Company is a party to a Change in Control Agreement with each of Messrs. Hoster, McKey, Coleman, Petsas, Corkern and Wood (the "Executives"). These agreements provide that, if an Executive is terminated or leaves the Company's employment for certain reasons during the 36-month period with respect to Messrs. Hoster and McKey and the 18-month period with respect to Messrs. Coleman, Petsas, Corkern and Wood, following a Change in Control, the Company will pay the Executive a lump sum benefit of 2.99 times in the cases of Messrs. Hoster and McKey and 1.5 times in the cases of Messrs. Coleman, Petsas, Corkern and Wood, the average of the Executive's salary and accrued bonus for the three calendar years that ended immediately before (or coincident with) the Change in Control (the "Average Annual Compensation"). The Change in Control Agreement also gives the Executive the ability to leave the employment of the Company at any time during the six-month period following a Change in Control, in which case the Executive will receive severance payments from the Company for a period of 36 months in the cases of Messrs. Hoster and McKey and 18 months in the cases of Messrs. Coleman, Petsas, Corkern and Wood equal to one-twelfth of the Executive's Average Annual Compensation; provided that, if the Executive receives any remuneration in the form of wages, salary or consulting fees from another employer or income from self-employment during the 36-month (in the case of Messrs. Hoster and McKey) or 18-month (in the case of Messrs. Coleman, Petsas, Corkern and Wood) severance pay period, the Company's obligation under this sentence shall be reduced by one-half of the amount of such remuneration. Change in Control is defined in such agreement as (i) any change in control of a nature that would be required to be reported under the Exchange Act proxy rules;
(ii) any person acquiring beneficial ownership of securities representing 30 percent or more of the combined voting power of the Company's outstanding securities; (iii) certain changes in the Company's Board of Directors; (iv) certain mergers; or (v) the approval of a plan of liquidation by the Company.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information, as of December 31, 2004, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock or other rights to acquire shares may be granted from time to time.

                                                                                         NUMBER OF SECURITIES
                                      NUMBER OF SECURITIES                              REMAINING AVAILABLE FOR
                                        TO BE ISSUED UPON        WEIGHTED-AVERAGE        FUTURE ISSUANCE UNDER
                                     EXERCISE OF OUTSTANDING    EXERCISE PRICE OF         EQUITY COMPENSATION
                                        OPTIONS, WARRANTS      OUTSTANDING OPTIONS,   PLANS (EXCLUDING SECURITIES
                                           AND RIGHTS          WARRANTS AND RIGHTS     REFLECTED IN COLUMN (A))
PLAN CATEGORY                                  (A)                     (B)                        (C)
-------------                        -----------------------   --------------------   ---------------------------
Equity compensation plans approved
  by security holders..............          378,240                 $20.401                   1,987,445
Equity compensation plans not
  approved by security holders.....               --                      --                          --
                                             -------                 -------                   ---------
  Total............................          378,240                 $20.401                   1,987,445
                                             =======                 =======                   =========

                           OWNERSHIP OF COMPANY STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) beneficially owned, as of April 14, 2005, more than five percent of the shares of Common Stock outstanding, except as set forth in the following table.

                                                                  AMOUNT OF         PERCENT OF
                                                                 COMMON STOCK         COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED    STOCK (1)
------------------------------------                          ------------------    ----------
T. Rowe Price Associates, Inc. .............................      2,018,400(2)         9.2%
  100 East Pratt Street
  Baltimore, Maryland 21202

Neuberger Berman, Inc.
Neuberger Berman, LLC.......................................      1,246,258(3)         5.7%
  605 Third Avenue
  New York, New York 10158

---------------

(1) Based on the number of shares of Common Stock outstanding as of April 14, 2005 which was 21,920,822 shares of Common Stock.

(2) Based upon an amended Statement on Schedule 13G filed with the SEC on February 10, 2005 that indicated that T. Rowe Price Associates, Inc. ("Price Associates") has sole voting power with respect to 228,700 shares of Common Stock and sole dispositive power with respect to 2,018,400 shares of Common Stock. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Based upon a Statement on Schedule 13G filed with the SEC on February 13, 2004 that indicated that Neuberger Berman, Inc. and Neuberger Berman, LLC share sole voting power with respect to 8,695 shares of Common Stock, shared voting power with respect to 1,198,858 shares of Common Stock, and shared dispositive power with respect to 1,246,258 shares of Common Stock. The 1,246,258 shares of Common Stock do not include 1,700 shares of Common Stock owned by employee(s) of Neuberger Berman, LLC and Neuberger Berman Management, Inc. as to which Neuberger Berman LLC disclaims beneficial ownership.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information available to the Company with respect to shares of Common Stock owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of April 14, 2005:

                                                                  AMOUNT OF        PERCENTAGE OF
                                                                 COMMON STOCK         COMMON
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS                    BENEFICIALLY OWNED     STOCK (1)
------------------------------------------                    ------------------   -------------
D. Pike Aloian..............................................        14,000 (2)            *
Alexander G. Anagnos........................................        27,750 (3)            *
H.C. Bailey, Jr. ...........................................        35,102 (4)            *
Hayden C. Eaves III.........................................        20,650 (5)            *
Fredric H. Gould............................................        23,250 (6)            *
David M. Osnos..............................................        38,400 (7)            *
Leland R. Speed.............................................       287,442 (8)          1.3%
David H. Hoster II..........................................       300,032 (9)          1.4%
N. Keith McKey..............................................       112,416(10)            *
John F. Coleman.............................................        35,831(11)            *
C. Bruce Corkern............................................        23,635(12)            *
William D. Petsas...........................................        36,603(13)            *
Brent W. Wood...............................................        18,466(14)            *
All directors, nominees and executive officers as a group...       973,577(15)          4.4%

---------------

 *  Less than 1.0%.

 (1) Based on the number of shares of Common Stock outstanding as of April 14, 2005 which was 21,920,822 shares of Common Stock.

 (2) Includes 9,000 shares of Common Stock that Mr. Aloian has the right to acquire under the Company's 2000 Directors' Stock Option Plan (the "2000 Directors' Plan"). Does not include 2,500 shares of Common Stock beneficially owned by Mr. Aloian's spouse, as to which he disclaims beneficial ownership.

 (3) Includes (i) 15,750 shares of Common Stock that Mr. Anagnos has the right to acquire under the 2000 Directors' Plan and the Company's 1991 Directors' Stock Option Plan, as amended (the "1991 Directors' Plan").

 (4) Includes (i) 15,750 shares of Common Stock that Mr. Bailey has the right to acquire under the 2000 Directors' Plan and the 1991 Directors' Plan; (ii) 5,248 shares of Common Stock owned by H.C. Bailey Company, a company of which Mr. Bailey is Chairman and President; (iii) 3,736 shares of Common Stock owned by Retsub Partners, L.P., a limited partnership of which Mr. Bailey is a limited partner; (iv) 2,116 shares of Common Stock owned by Curtis Partners, L.P., a limited partnership of which Mr. Bailey is President; and (v) 2,116 shares of Common Stock owned by CJB Partners, L.P., a limited partnership of which Mr. Bailey is Vice President.

 (5) Includes (i) 12,000 shares of Common Stock that Mr. Eaves has the right to acquire under the 2000 Directors' Plan; (ii) 5,150 shares of Common Stock owned by Mr. Eaves and his spouse as co-trustees for the Eaves Living Trust; (iii) 1,000 shares of Common Stock owned by a family foundation of which Mr. Eaves is President; and (iv) 500 shares of Common Stock owned by Mr. Eaves as trustee.

 (6) Includes 4,500 shares of Common Stock owned by a limited partnership of which Mr. Gould is a general partner and an executive officer and sole shareholder of the managing general partner (Mr. Gould has shared voting and dispositive control over these shares). Mr. Gould disclaims beneficial ownership as to the 4,500 shares of Common Stock owned by the limited partnership.

 (7) Includes 18,000 shares of Common Stock that Mr. Osnos has the right to acquire under the 2000 Directors' Plan and the 1991 Directors' Plan.

 (8) Includes 104,500 shares of Common Stock that Mr. Speed has the right to acquire pursuant to exercisable options granted under the Company's 1994 Management Incentive Plan, as amended (the "1994 Incentive Plan"), and does not include 27,288 shares of Common Stock beneficially owned by Mr. Speed's spouse, as to which he disclaims beneficial ownership.

 (9) Includes 121,605 shares of Common Stock that Mr. Hoster has the right to acquire pursuant to exercisable options granted under the 1994 Incentive Plan and 50,910 shares of Common Stock granted as incentive restricted shares under the 1994 Incentive Plan and the Company's 2004 Equity Incentive Plan (the "2004 Incentive Plan") that have not yet vested. Does not include 4,680 shares of Common Stock beneficially owned by Mr. Hoster's wife and daughters, as to which he disclaims beneficial ownership.

(10) Includes 36,264 shares of Common Stock granted to Mr. McKey as incentive restricted shares under the 1994 Incentive Plan and the 2004 Incentive Plan that have not yet vested.

(11) Includes 6,000 shares of Common Stock that Mr. Coleman has the right to acquire pursuant to exercisable options granted under the 1994 Incentive Plan and 19,089 shares of Common Stock granted as incentive restricted shares under the 1994 Incentive Plan and the 2004 Incentive Plan that have not yet vested.

(12) Includes 5,000 shares of Common Stock that Mr. Corkern has the right to acquire pursuant to exercisable options granted under the 1994 Incentive Plan, 13,559 shares of Common Stock granted as incentive restricted shares under the 1994 Incentive Plan and the 2004 Incentive Plan that have not yet vested and 1,000 shares owned by Mr. Corkern's children.

(13) Includes 2,000 shares of Common Stock that Mr. Petsas has the right to acquire pursuant to exercisable options granted under the 1994 Incentive Plan and 19,089 shares of Common Stock granted as incentive restricted shares under the 1994 Incentive Plan and the 2004 Incentive Plan that have not yet vested.

(14) Includes 8,000 shares of Common Stock Mr. Wood has the right to acquire pursuant to exercisable options granted under the 1994 Incentive Plan and 6,894 shares of Common Stock granted as incentive restricted shares under the 1994 Incentive Plan and the 2004 Incentive Plan that have not yet vested.

(15) Includes 70,500 shares of Common Stock that directors of the Company have the right to acquire under the 2000 Directors' Plan and the 1991 Directors' Plan, 247,105 shares of Common Stock that officers of the Company have the right to acquire pursuant to exercisable options granted under the 1994 Incentive Plan and 145,805 shares of Common Stock granted to executive officers as incentive restricted shares under the 1994 Incentive Plan and the 2004 Incentive Plan that have not yet vested.

OWNERSHIP GUIDELINES FOR DIRECTORS AND OFFICERS

     In order to enhance the alignment of the interests of the directors and management with stockholders, the Company has instituted ownership guidelines for directors and officers. Each director who has served for at least three years should own 1,000 shares of Common Stock. Within five years of their election as an officer or by May 27, 2009 (whichever is later), officers of the Company are required to own shares of Common Stock having a market value equal to or greater than the following multiples of their base salary: 1) President and Chief

Executive Officer: five times annual base salary; 2) Executive Vice President: three times annual base salary; 3) Senior Vice Presidents: two times annual base salary; and 4) Vice Presidents: one time annual base salary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that directors, officers and more than 10 percent stockholders of the Company file reports with the SEC to report a change in ownership within two business days following the day on which the transaction occurs. During 2004, no officer or director of the Company was late in filing a report under Section 16(a) except for the following. One Form 4 that was filed for each of Messrs. Coleman, Corkern, Hoster, McKey and Petsas to report a restricted stock award granted to each of them on March 17, 2004 pursuant to the 1994 Incentive Plan was inadvertently filed late.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Cost Sharing Arrangement with Parkway Properties, Inc. Currently, Parkway Properties, Inc. and the Company equally share the services and expenses of the Chairman of the Board of Directors. These services and expenses include rent for office and storage space, administrative costs, insurance benefits, entertainment and travel expenses. For the year ended December 31, 2004, EastGroup's share for these services and expenses totaled approximately $19,000. Mr. Speed's base compensation is determined by our Compensation Committee which considers the amount of time Mr. Speed has spent on EastGroup business in the past and estimates the amount of time Mr. Speed will spend on EastGroup matters in the future. EastGroup also leases 12,000 square feet of space for its executive offices in Jackson, Mississippi in a building owned by Parkway.

             PROPOSAL TWO: THE 2005 DIRECTORS EQUITY INCENTIVE PLAN

     At the Meeting, the stockholders will be asked to vote on a proposal to ratify the adoption of the 2005 Directors Equity Incentive Plan. The approval of the 2005 Plan requires the affirmative vote of a majority of votes cast at the Meeting, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal as required by the New York Stock Exchange listing standards. The directors recommend a vote FOR ratification of the adoption of the 2005 Plan. Unless otherwise instructed, proxies will be voted FOR ratification of the adoption of the 2005 Plan.

     Appendix B to this proxy statement sets forth the text of the 2005 Plan. The following description of the 2005 Plan contains summaries of certain provisions of the 2005 Plan and is qualified in its entirety by reference to the 2005 Plan itself.

     Background of the 2005 Plan. If the stockholders ratify the adoption of the 2005 Plan, the 2005 Plan will replace the 2000 Directors' Stock Option Plan, which would otherwise expire in 2010.

     The 2000 Directors' Stock Option Plan provided for automatic option awards to each non-employee director: an option for 7,500 shares of Common Stock on the date an individual became a non-employee director, and an option for 2,250 shares on the date of each annual meeting at which the non-employee director was reelected to the Board of Directors. The Board of Directors has determined that the Company and its stockholders would be better served by an equity compensation plan offering different forms of awards. Accordingly, the 2005 Plan provides for awards in the form of stock and restricted stock.

     Shares Available for Awards. The 2005 Plan authorizes the issuance of up to 50,000 shares of Common Stock pursuant to awards granted to non-employee directors.

     Shares of Common Stock issued pursuant to the 2005 Plan may be either newly issued shares, or, in the Committee's discretion, shares purchased in open market or privately negotiated transactions from third parties, or a combination of those sources.

     The 2005 Plan authorizes the Committee to adjust the limit described above in the event that a recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affects shares of Common Stock.

     Eligibility. Only non-employee directors of the Company are eligible for awards under the 2005 Plan.

     Annual Stock Awards. The 2005 Plan provides for an automatic stock award as of the date of each annual meeting of the Company (starting with the 2005 meeting) to each non-employee director who is elected or reelected to the Board at that meeting. The annual stock award for a given year shall be for a number of shares of Common Stock that is equal to $10,000 divided by the fair market value of a share on the date of the annual meeting for that year.

     Initial Award of Restricted Stock. The 2005 Plan provides for an automatic restricted stock award to each individual who is initially elected as a non-employee director after May 31, 2005 (provided the individual did not previously serve as a director who was not a non-employee director). The restricted stock award shall be for a number of shares of Common Stock that is equal to $20,000 divided by the fair market value of a share on the date of such initial election.

     A non-employee director's rights to the shares of restricted stock awarded to him will become vested over time - at the rate of 25 percent on each of the first four anniversaries of the date of the award. If the director's service as a director terminates before the fourth anniversary of the date of the award, he will forfeit those shares in which his rights have not yet vested, unless the termination is by reason of death or disability.

     Upon a change in control, all outstanding restricted shares become fully vested. The definition of the term "change in control" in the 2005 Plan is the same as the definition of that term in the Executive Change in Control Agreements described above under "Compensation of Executive Officers -- Change in Control Agreements."

     The Company will accrue the dividends payable on shares of restricted stock in which a non-employee director's rights have not yet vested and will pay the accrued dividends only upon the vesting of the shares to which the dividends are attributable. A non-employee director may vote shares of restricted stock during the period before vesting occurs.

     Administration. The Board of Directors has designated the Compensation Committee of the Board as the committee charged with responsibility for administration of the 2005 Plan. The Committee has the authority to interpret and specify rules and regulations relating to the 2005 Plan and make all other determinations necessary for the administration of the 2005 Plan.

     Amendment and Termination. The Board of Directors may amend or terminate the 2005 Plan without further stockholder approval, except that stockholder approval is required for any amendment that would increase the number of shares of Common Stock issuable under the Plan.

                         PROPOSAL THREE: OTHER MATTERS

     The management of the Company does not know of any other matters to come before the 2005 Annual Meeting. However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     KPMG LLP served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2004. A representative of KPMG LLP is expected to be present at the 2005 Annual Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions. The Audit Committee has not selected the Company's independent registered public accounting firm for the year ending December 31, 2005, but intends to do so after the date of this Proxy Statement.

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal years 2004 and 2003.

                                                                2004       2003
                                                              --------   --------
Audit Fees (1)..............................................  $507,100   $255,100
Audit-Related Fees (2)......................................     8,500     12,250
Tax Fees (3)................................................    74,300     89,413
All Other Fees..............................................        --         --
                                                              --------   --------
  Total.....................................................  $589,900   $356,763
                                                              ========   ========

---------------

(1) Audit fees include amounts related to professional services rendered in connection with the audits of our annual financial statements and reviews of our quarterly financial statements, the audit of internal control over financial reporting ($258,000 for 2004) and other services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2) Audit-related fees consisted of accounting consultations. For 2004, this was primarily for accounting for an unconsolidated investment and a review of the Company's capitalization policy. For 2003, this was primarily for accounting for the equity compensation portion of executive bonuses and the implementation of Financial Accounting Standard 141.

(3) Tax fees principally included fees for tax compliance, tax advice and tax planning.

     The Audit Committee of the Board has considered whether provision of the non-audit related services described above is compatible with maintaining the independent accountants' independence and has determined that those services have not adversely affected KPMG LLP's independence.

                         STOCKHOLDER PROPOSALS FOR THE
                      2006 ANNUAL MEETING OF STOCKHOLDERS

PROPOSALS FOR THE COMPANY'S PROXY MATERIAL

     Any Company stockholder who wishes to submit a proposal for presentation at the Company's 2006 Annual Meeting of Stockholders must submit such proposal to the Company at its office at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201, Attention: Secretary, no later than December 27, 2005, in order to be considered for inclusion, if appropriate, in the Company's proxy statement and form of proxy relating to its 2006 Annual Meeting of Stockholders.

PROPOSALS TO BE INTRODUCED AT THE ANNUAL MEETING BUT NOT INTENDED TO BE INCLUDED IN THE COMPANY'S PROXY MATERIAL

     For any stockholder proposal to be presented in connection with the 2006 Annual Meeting of Stockholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a stockholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company's Bylaws. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the stockholder making the nomination or proposal.

     In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

     Based upon a meeting date of June 1, 2006 for the 2006 Annual Meeting of Stockholders, a qualified stockholder intending to introduce a proposal or nominate a director at the 2006 Annual Meeting of Stockholders should give written notice to the Company's Secretary not later than April 4, 2006 and not earlier than March 4, 2006.

     The advance notice provisions in the Company's Bylaws also provide that, in the case of a special meeting of stockholders called for the purpose of electing one or more directors, a stockholder may nominate a person or persons (as the case may be) for election to such position if the stockholder's notice is delivered to the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     The specific requirements of these advance notice and eligibility provisions are set forth in Article II, Section 12 of the Company's Bylaws, a copy of which is available upon request.

     Such requests and any stockholder proposals should be sent to the Secretary of the Company at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ N. Keith McKey
                                          N. KEITH MCKEY
                                          Executive Vice President, Chief
                                          Financial Officer,
                                          Treasurer and Secretary

                                                                      APPENDIX A

                           EASTGROUP PROPERTIES, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER
                            (Revised March 15, 2005)

I.  PURPOSE

     The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities for oversight of the integrity of the Corporation's financial information that will be provided to the shareholders and others, the Corporation's compliance with legal and regulatory requirements relating to audit matters, the performance and selection of independent accountants, and the performance of the Corporation's internal audit function. The Audit Committee will fulfill these responsibilities by carrying out the activities and duties enumerated in this Charter. The Audit Committee shall be given full and direct access to the Corporation's management, Chairman and independent accountants as necessary to carry out these responsibilities.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board. Each member must qualify as an independent director under the listing standards of the New York Stock Exchange and applicable federal law. Each member shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, including at least one member with accounting or related financial management expertise. Additionally, the Board shall designate at least one member as an "audit committee financial expert" as such term is defined in rules promulgated by the SEC.

     If any Committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous services will not impair the ability of such member to effectively serve on the Corporation's Audit Committee.

     The members shall be nominated by the Nominating and Corporate Governance Committee and appointed annually to one-year terms by the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.  MEETINGS

     The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. The timing of the meetings shall be determined by the Audit Committee. However, the Audit Committee will meet at any time that the independent accountants believe communication to the Audit Committee is required. As part of its job to foster open communication, the Audit Committee should meet at least quarterly with management and the independent accountants in separate executive sessions. Minutes shall be kept of each meeting of the Audit Committee.

IV.  EDUCATION

     The Corporation is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the company and other material as may be requested by the Committee. The Corporation shall assist the Committee in maintaining appropriate financial literacy.

V.  FUNDING

     The Committee will determine the appropriate funding to be provided by the Corporation for payment of compensation to the independent accountants and any professional consultants or other advisers employed by the Committee as authorized by this Charter and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

VI.  RESPONSIBILITIES AND DUTIES

     The Committee shall have the following duties and responsibilities:

GENERAL RESPONSIBILITIES:

     - To report Committee actions to the full Board of Directors and make appropriate recommendations.

     - To inquire as to the independence of the independent public accountant. As part of this responsibility, the Committee will direct the independent accountants to submit on a periodic basis to the Committee a formal written statement delineating all relationships between such accountants and the Corporation. The Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board of Directors take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

     - To conduct or authorize investigations into matters within the Committee's scope of responsibility. The Committee is authorized, with or without Board approval, to retain independent counsel, accountants or other advisors as may be necessary or appropriate to assist the Committee in fulfilling its duties.

     - To review and approve, specifically and in advance, any audit or non-audit services proposed to be provided to the Corporation by its independent accountants, and to seek to ensure that such services do not interfere with the independence of such accountants, and do not give rise to an appearance of impropriety.

     - To consider policies and procedures for audit partner rotation on a five-year cycle, and if required or appropriate, audit firm rotation.

     - To establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting auditing or internal control issues.

     - To meet separately and periodically, with management, with internal auditors and with independent accountants.

     - To review and establish hiring policies regulating the hiring by the Corporation of employees or former employees of the Corporation's independent accountants.

     - To conduct an annual performance evaluation of the Audit Committee.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS AND REVIEWING INTERNAL AUDIT FUNCTION:

     - To select and evaluate the independent accountants for the annual audit and quarterly reviews, and to approve any replacement of the independent accountants if circumstances warrant such action. The Committee's actions in these areas of responsibility may be subject to ratification by the Corporation's shareholders. The Audit Committee also will review and approve fees paid to the independent accountants.

     - To confirm and seek to assure the objectivity of the internal audit function.

RESPONSIBILITIES REGARDING THE ANNUAL EXTERNAL AUDIT, INTERNAL AUDITS AND QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:

     - At least annually, the Audit Committee will obtain and review a report by the independent accountants describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent accountants and the Corporation.

     - The Audit Committee will strive to ensure that the independent accountant provides the Committee with a timely notification and analysis of significant financial reporting issues.

     - The Audit Committee will discuss with management and the independent accountant the independent accountant's audit of and report on the financial statements. The Committee will consider and recommend to the Board whether the financial statements be included in the Corporation's annual report on Form 10-K.

     - The Audit Committee will have discussions with management and the independent accountants regarding each quarterly financial report (Form 10-Q) before those interim reports are released to the public or filed with the SEC or other regulators.

THE AUDIT COMMITTEE WILL DISCUSS THE FOLLOWING WITH THE INDEPENDENT ACCOUNTANT AND THE INTERNAL AUDITORS:

     - The planned arrangements and scope of the annual audit.

     - The adequacy of the Corporation's internal controls, including computerized information systems controls and security.

     - Any significant findings and recommendations made by the independent accountant or internal auditors together with management's response.

THE AUDIT COMMITTEE WILL DISCUSS WITH MANAGEMENT AND THE INDEPENDENT ACCOUNTANT:

     - The Corporation's annual financial statements and related notes and quarterly financial statements, including all of the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     - The independent accountant's qualitative judgment about the quality, not just the acceptability, of the accounting principles and financial disclosures.

     - The matters required to be discussed by Statement on Auditing Standards No. 61, as it may be amended, including but not limited to:

      - Methods used to account for significant unusual transactions.

      - Effect of significant accounting policies in controversial or emerging areas.

      - Process and basis for sensitive accounting estimates.

      - Disagreements between independent accountants and management over accounting or disclosure matters.

     - Any serious difficulties or disputes with management encountered during the course of the audit. The Committee is directly responsible for the resolution of disagreements between management and the Corporation's independent accountants regarding financial reporting.

     - The Corporation's significant risks and exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies or guidelines, if any.

PERIODIC RESPONSIBILITIES:

     - Review annually the Committee's charter for adequacy and recommend any changes to the Board.

     - Prepare an annual Committee report or other proxy statement disclosure about the Committee in accordance with Regulations of the Securities and Exchange Commission and other applicable law.

     - Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.

     - Discuss with management the Corporation's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

LIMITATION OF AUDIT COMMITTEE'S ROLE:

     - Although the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

                                                                      APPENDIX B

                           EASTGROUP PROPERTIES, INC.
                      2005 DIRECTORS EQUITY INCENTIVE PLAN

                                   ARTICLE 1
                              PURPOSE AND DURATION

     1.1 Introduction. EastGroup Properties, Inc., (the "Company") establishes the EastGroup Properties, Inc. 2005 Directors Equity Incentive Plan (the "Plan"), effective June 1, 2005, subject to the approval of the Company's stockholders.

     1.2 Purpose of the Plan. The purpose of this 2005 Directors Equity Incentive Plan is to provide incentive for Outside Directors to exert their best efforts on behalf of the Company and to further the identity of the interests of Outside Directors with those of the Company's shareholders.

     1.3 Form of Incentives. This Plan will provide incentives for Outside Directors through awards of Shares and Restricted Shares.

     1.4 Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan, until all Shares subject to the Plan shall have been awarded according to the Plan's provisions. However, no Shares may be awarded under the Plan after May 31, 2015.

                                   ARTICLE 2
                                  DEFINITIONS

AS USED IN THIS PLAN,

     2.1 "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.2 "Committee" means a committee designated by the Board to administer the Plan. The Committee shall consist of at least two directors, and each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     2.3 "Common Stock" shall mean the common stock, par value $0.0001 per Share, of the Company.

     2.4 "Director" means a member of the Board of Directors of the Company.

     2.5 "Disability" means a medically determinable physical or mental impairment that may be expected to result in death or to last at least a year and that renders a Director incapable of performing his or her duties as a Director of the Company. The Committee shall determine whether a Director is subject to a Disability, in a uniform, nondiscriminatory manner on the basis of medical evidence.

     2.6 "Employee" means any officer or employee who is employed by the Company or a Subsidiary.

     2.7 "Fair Market Value" of a Share on any date means the closing price of a Share if the Company's Common Stock is listed on an exchange or the mean between the closing bid and the asked prices for that date if the Common Stock is traded over-the-counter (or, if no such Shares were publicly traded on that date, the next preceding date that such Shares were so traded), all as published in The Wall Street Journal or in any other publication selected by the Committee; provided, however, that if Shares shall not have been publicly traded for more than ten days immediately preceding such date, then the Fair Market Value of a Share shall be determined by the Committee in such manner as it may find appropriate.

     2.8 "Outside Director" means a Director of the Company who is not an Employee of the Company or a Subsidiary of the Company.

     2.9 "Restricted Period" means the period described in Section 7.1 during which Restricted Shares are not vested.

     2.10 "Restricted Shares" has the meaning given in Article 7.

     2.11 "Share" means a share of the Common Stock of the Company.

     2.12 "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Company.

                                   ARTICLE 3
                                 ADMINISTRATION

     3.1 Authority of the Committee. The Committee shall administer the Plan. Except as limited by law and subject to the provisions of the Plan, the Committee shall have full power and discretion to: determine the number of Shares to be awarded in accordance with Article 6; construe and interpret the Plan; establish, amend, or waive rules for the Plan's administration; correct defects, supply omissions, or reconcile inconsistencies in the Plan; and make all other determinations and take all other action the Committee may find necessary or advisable for the administration of the Plan. In exercising its discretion under the Plan the Committee shall not be required to follow past practices or treat any Director in a manner consistent with the treatment of other Directors.

     3.2 Delegation of Authority. The Committee may delegate to officers of the Company its duties, power, and authority under the Plan pursuant to such conditions or limits as the Committee may establish.

     3.3 Decisions Binding. All determinations made by the Committee under the Plan shall be final and binding on all persons.

                                   ARTICLE 4
                           SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares Subject to Awards. 50,000 Shares of Common Stock are reserved for awards under the Plan.

     4.2 Adjustments in Authorized Shares. If a dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, Share exchange, liquidation, dissolution, or other similar corporate transaction or event affects the Common Stock of the Company, then the Committee shall, in such manner as it may determine equitable, substitute or adjust the remaining limit on the number and kind of Shares available for awards subsequently granted pursuant to the Plan and the number and kind of Shares subject to an outstanding award of Restricted Shares.

     4.3 Source of Shares. Shares awarded pursuant to the Plan may be either newly issued Shares, or, at the Committee's discretion, Shares purchased in open market or privately negotiated transactions from third parties, or a combination of those sources.

                                   ARTICLE 5
                                  ELIGIBILITY

     5.1 Eligibility. Only Outside Directors are eligible to participate in the Plan.

                                   ARTICLE 6
                             ANNUAL AWARD OF SHARES

     6.1 Annual Award. As of the date of each annual meeting of shareholders of the Company during the term of this Plan, the Company shall automatically award the number of Shares computed under the formula in Section 6.2 to each individual who is elected or reelected as an Outside Director at that meeting. The number shall be rounded down to the next whole number.

     6.2 Annual Award Formula. The formula for computing the number of Shares to be awarded to each eligible Outside Director as of the date of an annual meeting pursuant to Section 6.1 is:

          The number of Shares shall be equal to $10,000 divided by the Fair Market Value of a Share on the date of the annual meeting with respect to which the award is being made. If the annual meeting is recessed to a later date, the divisor shall be the Fair Market Value of a Share on the date on which the meeting is ultimately adjourned.

                                   ARTICLE 7
                               RESTRICTED SHARES

     7.1 Restricted Share. A Restricted Share is a Share awarded to an Outside Director in which the Director's interest shall become vested only upon the performance of future service as a Director, subject to Section 7.7(b). The "Restricted Period" is the period between the date of award of a Restricted Share and the date as of which the vesting condition with respect to the Share is satisfied.

     The Restricted Period shall lapse as follows:

WITH RESPECT TO:                                              END OF RESTRICTED PERIOD
----------------                                           ------------------------------
25 percent of the Restricted Shares originally awarded     1st anniversary of award date
The second 25 percent of the Restricted Shares
  originally awarded                                       2nd anniversary of award date
The third 25 percent of the Restricted Shares originally
  awarded                                                  3rd anniversary of award date

The final 25 percent of the Restricted Shares originally
  awarded                                                  4th anniversary of award date


     7.2 Award of Restricted Shares.

          (a) The Company shall automatically award Restricted Shares to an Outside Director as of the date on which he or she is first elected as an Outside Director, provided that date is after May 31, 2005, and provided further that he or she did not previously serve as a Director who was not an Outside Director. The number of Restricted Shares to be awarded shall be computed under the formula in Section 7.2(b) and rounded down to the next whole number.

          (b) The formula for computing the number of Restricted Shares to be awarded to an eligible Outside Director pursuant to Section 7.2(a) is:

        The number of Restricted Shares shall be equal to $20,000 divided by the Fair Market Value of a Share on the date of the specified election.

     7.3 Award Agreement; Share Certificate. A Restricted Share award shall be evidenced by an award agreement that shall specify the number of Shares awarded and the Restricted Period applicable. The Company shall retain in its possession the certificates representing Restricted Shares until such time as such Shares have vested.

     7.4 Nontransferability. A Restricted Share may not be sold, transferred, pledged, assigned, or otherwise alienated before the end of the Restricted Period applicable to it.

     7.5 Voting Rights. A Director may, during the Restricted Period, exercise full voting rights with respect to Restricted Shares awarded to the Director.

     7.6 Dividends and Other Distributions. During the Restricted Period, dividends and other distributions with respect to Restricted Shares shall be accrued by the Company as contingent cash obligations, which shall be payable only as provided in Section 7.8.

     7.7 Termination of Service.

          (a) Except as provided in Section 7.7(b), upon termination of a Director's employment with the Company and its Subsidiaries during the Restricted Period, the Director shall forfeit all Shares subject to the Restricted Period.

          (b) Upon termination of a Director's service as a Director by reason of death or Disability, the Restricted Period for outstanding Restricted Shares awarded to the Director shall end and the Director's interest in those Shares shall become fully vested.

          (c) A Director's interest in any amount of dividends and other distributions accumulated on Restricted Shares and not paid before the termination of the Director's service as a Director during the Restricted Period shall be forfeited or become fully vested upon the termination of the Director's employment, in correspondence with the Director's interest in the Shares to which the dividends and other distributions are attributable.

     7.8 Action upon Vesting. Upon the vesting of a Director's interest in a Restricted Share, the vested Share shall no longer be a Restricted Share, and the Company shall deliver a certificate to the Director for the vested Share and pay the amount of dividends and other distributions accrued pursuant to Section
7.6 with respect to the vested Share. The Company shall make such delivery and payment to the Director or, in the case of the Director's death, to the Director's estate or the person to whom the Director's rights are transferred by will or the laws of descent and distribution.

                                   ARTICLE 8
                               CHANGE IN CONTROL

     8.1 Definition of Change in Control. For purposes of this Plan, a "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person" (as such term is used in section 13(d) and 14(d) of the Exchange Act) is or becomes "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, the following persons (the "Continuing Directors") cease for any reason to constitute a majority of the
Board: individuals who at the beginning of such period constitute the Board and new Directors each of whose election to the Board or nomination for election to the Board by the Company's security holders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or (C) the security holders of the Company approve a merger or consolidation of the Company with any other corporation, other than
(i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger of consolidation that is approved by a Board having a majority of its members persons who are Continuing Directors, of which Continuing Directors not less than two-thirds have approved the merger or consolidation; or (D) the security holders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     8.2 Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, the Restricted Periods imposed on outstanding Restricted Share awards shall lapse.

                                   ARTICLE 9
                       AMENDMENT AND TERMINATION OF PLAN

     9.1 Amendment and Termination of Plan. The Board of Directors may amend or terminate the Plan at any time; provided, however, that without the approval of stockholders, the Board of Directors may not amend the Plan to increase (except for increases due to adjustments in accordance with Section 4.2) the aggregate number of Shares that may be awarded pursuant to the Plan.

                                   ARTICLE 10
                                  WITHHOLDING

     10.1 Tax Withholding. Subject to Section 10.2, the Company may deduct or withhold, or require a Director to remit to the Company, an amount (either in cash or Shares) sufficient to satisfy any obligation the Company may have to withhold federal, state, and local taxes, with respect to any taxable event arising under or in connection with Shares and Restricted Shares awarded under this Plan.

     10.2 Share Withholding. With respect to any withholding required upon the occurrence of any taxable event arising under or in connection with Shares and Restricted Shares awarded under this Plan, the Company may satisfy its withholding obligation, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Director recognizes taxable income on the award) equal to any withholding tax required to be collected on the transaction. The Director may elect, however, subject to the approval of the Committee, to deliver the funds, in whole or in part, necessary to satisfy the withholding obligation to the Company, in which case there shall be no reduction in the Shares otherwise distributable to the Director.

                                   ARTICLE 11
                                 MISCELLANEOUS

     11.1 Severability. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     11.2 Unfunded Status of the Plan. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments or deliveries of Shares not yet made to a Director by the Company, nothing contained in this Plan shall give any rights that are greater than those of a general creditor of the Company.

     11.3 Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Maryland.

EASTGROUP PROPERTIES, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8588
EDISON,NJ 08818-8588

                            EASTGROUP PROPERTIES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                          JUNE 2, 2005, 9:00 A.M., CDT

                                CORPORATE OFFICES
                              300 ONE JACKSON PLACE
                             188 EAST CAPITOL STREET
                               JACKSON,MISSISSIPPI

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
-------------------------------------------------------------------------------
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

                                                                                                                    |          5997
    Please mark                                                                                                     |
[X] your vote as in                                                                                                 |______________
    this example.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made,this proxy will be voted FOR the matter indicated in 1 below and will be voted in the discretion of the Proxies named herein with respect to any matters referred to in 2 below. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.
The Proxies cannot vote your shares unless you sign and return this card.
-----------------------------------------------------                                                          FOR  AGAINST  ABSTAIN
             EASTGROUP PROPERTIES, INC.                                                2. Ratification of      [ ]    [ ]      [ ]
-----------------------------------------------------                                     the  EastGroup
1. Election of Directors.                               Nominees: D. Pike Aloian;         Properties, Inc.
                                                             H. C. Bailey, Jr.;           2005 Directors
                          FOR        WITHHELD                Hayden C. Eaves, III;        Equity Incentive Plan
                FOR                         WITHHOLD         Fredric H. Gould;
                ALL       [ ]          [ ]  FROM ALL         David H. Hoster II;       3. In their discretion, [ ]    [ ]      [ ]
              NOMINEES                      NOMINEES         David M. Osnos;              the Proxies are
                                                             and Leland R. Speed.         authorized to vote
           [ ] _____________________________________                                      upon such other business as may properly
               For all nominees except as written above                                   come before the meeting or any
                                                                                          adjournments thereof.




                                                                 PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK
                                                                 CERTIFICATE(S). A corporation is requested to sign its name by its President or other authorized officer, with the office held so designated. A partnership should sign in the partnership name by an authorized person.  Executors, trustees, administrators, etc.
                                                                 are requested to indicate the capacity in which they are signing.
                                                                 JOINT TENANTS SHOULD BOTH SIGN.

                                                                 YOUR VOTE IS IMPORTANT!

                                                                 PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE
                                                                 ACCOMPANYING POSTAGE-PAID ENVELOPE.

Signature:                        Date:                         Signature:                                   Date:
          ----------------------       -----------                        ----------------------                  -----------
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


                            EASTGROUP PROPERTIES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                          JUNE 2, 2005, 9:00 A.M., CDT

                                CORPORATE OFFICES
                              300 ONE JACKSON PLACE
                             188 EAST CAPITOL STREET
                               JACKSON,MISSISSIPPI

                                   DETACH HERE
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

                                                             PROXY

                                                   EASTGROUP PROPERTIES, INC.

P                        300 ONE JACKSON PLACE, 188 EAST CAPITOL STREET, JACKSON, MISSISSIPPI 39201

R                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

O        The undersigned hereby appoints DAVID H. HOSTER II and N. KEITH McKEY, or either of them, Proxies for the undersigned, each with full power of substitution, and thereby authorizes them to represent and to vote all
X        shares of common stock, $0.0001 par value per share, of EastGroup Properties, Inc. (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Company's offices,
Y        300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, on Thursday, June 2, 2005, at 9:00 a.m.,
         Jackson time, or any adjournment or postponement thereof, and directs that the shares represented by this Proxy shall be voted as indicated on the reverse.


                                       (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

|       --------------------------------------------------------------------------------------------------------------------
|                            PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.
|       --------------------------------------------------------------------------------------------------------------------

        HAS YOUR ADDRESS CHANGED?                                              DO YOU HAVE ANY COMMENTS?

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